Exhibit 10.2

AMENDMENT AND WAIVER AGREEMENT

This Amendment and Waiver Agreement (this “Agreement”) is entered into as of the 22nd day of September, 2025, by and between ETHZilla Corporation (f/k/a 180 Life Sciences Corp.), a Delaware corporation with offices located at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA) (the “Company”), and the investors signatory hereto (collectively, the “Investors”), with reference to the following facts:

A. Prior to the date hereof, pursuant to that certain Securities Purchase Agreement, dated as of August 8, 2025 (as amended, modified or waived prior to the date hereof, the “Existing Securities Purchase Agreement”), by and between the Company and the Investors (in such capacity, the “Existing Investors”), the Company, among other things, issued to the Existing Investors those certain senior secured convertible notes with $156,250,000 in aggregate original principal amount (the “Existing Notes”, as converted, the “Existing Conversion Shares”). Capitalized terms not defined herein shall have the meaning set forth in the Securities Purchase Agreement.

B. The Company has authorized a new series of the senior secured convertible notes, substantially in the form attached hereto as Exhibit A (the “Additional Notes”), which Additional Notes shall be convertible into shares of Common Stock (the shares of Common Stock issuable pursuant to the terms of the Additional Notes, including, without limitation, upon conversion or otherwise, collectively, the “Additional Conversion Shares”, and together with the Additional Notes, the “Additional Securities”), in accordance with the terms of the Additional Notes.

C. Each Investor (in such capacity, the “Additional Investors”) wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement and the Amended Securities Purchase Agreement (as defined below), an Additional Note in the aggregate original principal amount set forth opposite such Additional Investor’s name in column (3) on the Schedule of Additional Investors attached hereto.

D. Pursuant to Section 16 of the Existing Notes, the Company and the Existing Investors (in their respective capacities as a “Holder” under each Existing Note, as applicable) desire to waive, in part, the Existing Notes, such that (i) the “four percent (4%)” specified in the definition of Interest Rate (as defined in the Existing Notes) shall be reduced to “zero percent (0%) until May 8, 2025 and (ii) two percent (2%), thereafter”, (ii) the definition of “Excluded Securities” solely as used in Section 7 of the Existing Notes shall not include the Additional Securities (and, for the avoidance of doubt, any downward adjustment to the Conversion Price (as defined in the Additional Notes) shall adjust the Conversion Price (as defined in the Existing Notes) as a Dilutive Issuance (as defined in the Existing Notes) in accordance with Section 7 of the Existing Notes), (iii) the Company shall be permitted to Stake (as defined in the Security Agreement) the Collateral held in the Crypto Control Accounts with the Custodian, (iv) the Company shall be permitted to consummate a reverse stock split at any time during the twenty (20) calendar days after the date hereof without triggering any adjustment pursuant to Section 7(d) of the Existing Notes (the “Permitted Split”), (v) with respect to the yield of any cash held in the Controlled Accounts (less the accrued and unpaid interest on the Existing Notes and the Additional Notes and any other amounts then due and payable under the Transaction Documents), the Company shall be permitted to use such remaining yield from such cash in the ordinary course of business (collectively, the “Existing Note Waivers”).

E. Pursuant to Section 9(e) of the Existing Securities Purchase Agreement, the Company and the Investors (in their respective capacities as a “Required Holder” under the Existing Securities Purchase Agreement) desire to waive, in part, the Existing Securities Purchase Agreement (as amended hereby, the “Amended Securities Purchase Agreement”)(i) to permit the issuance of the Additional Securities in accordance herewith and therewith and (ii) notwithstanding Section 4(k) of the Existing Securities Purchase Agreement, to permit during the Restricted Period one or more additional Subsequent Placements (not including any Variable Rate Transaction) solely consisting of the sale of Common Stock (x) with gross proceeds not in excess of an aggregate of $1 billion; provided, that (A) the VWAP of the Common Stock exceeds $3.51 for a period of twenty (20) consecutive Trading Days (ending and including, the date of consummation of such Subsequent Placement) and (B) the New Issuance Price (as defined in the Existing Notes) with respect thereto is greater than $3.05 per share or (y) at any time if such applicable New Issuance Price of such Subsequent Placement exceeds $4.00 (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events)(collectively, the “SPA Waivers”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Amendments to Transaction Documents. Effective as of the Effective Time (as defined below), each of the Transaction Documents are hereby amended as follows:

(a) A new definition of “Additional Closing Date” shall be added to each of the Transaction Documents and shall refer the date of issuance of the Additional Notes.

(b) A new definition of “Additional Closing” shall be added to each of the Transaction Documents and shall refer the date of the Closing of the issuance of the Additional Notes.

(c) A new definition of “Additional Flow of Funds Letter” shall be added to each of the Transaction Documents and shall refer the Flow of Funds Letter with respect to the Additional Closing.

(d) A new definition of “Additional Securities” shall be added to each of the Transaction Documents and shall refer, collectively, to the Additional Notes and the Additional Conversion Shares.

(e) A new definition of “Additional Irrevocable Transfer Agent Instructions” shall be added to each of the Transaction Documents and shall refer the Irrevocable Transfer Agent Instructions with respect to the Additional Securities

(f) The defined term “Conversion Shares” shall be amended to include the Additional Conversion Shares.

(g) The defined term “Closing” shall be amended to be, as applicable, the Initial Closing or the Additional Closing.

(h) The defined term “Closing Date” shall be amended to be, as applicable, the Initial Closing Date or the Additional Closing Date.

(i) The defined term “Flow of Funds Letter” shall be amended to be, as applicable, the Initial Flow of Funds Letter or the Additional Flow of Funds Letter.

(j) A new definition of “Initial Notes” shall be added to each of the Transaction Documents and shall refer to any Existing Notes outstanding as of the time immediately prior to the date hereof.

(k) A new definition of “Initial Conversion Shares” shall be added to each of the Transaction Documents and shall refer the shares of Common Stock issuable pursuant to the terms of the Initial Notes, including, without limitation, upon conversion or otherwise.

(l) A new definition of “Initial Closing Date” shall be added to each of the Transaction Documents and shall refer to August 8, 2025, the date of the initial Closing and the date of issuance of the Initial Notes.

(m) A new definition of “Initial Closing” shall be added to each of the Transaction Documents and shall refer the Closing of the issuance of the Initial Notes.

(n) A new definition of “Initial Flow of Funds Letter” shall be added to each of the Transaction Documents and shall refer the Flow of Funds Letter with respect to the Initial Closing.

(o) A new definition of “Initial Securities” shall be added to each of the Transaction Documents and shall refer, collectively, to the Initial Notes and the Initial Conversion Shares.

(p) A new definition of “Initial Irrevocable Transfer Agent Instructions” shall be added to each of the Transaction Documents and shall refer the Irrevocable Transfer Agent Instructions with respect to the Initial Securities.

(q) The defined term “Notes” shall be amended and restated as, collectively, the Initial Notes and the Additional Notes.

(r) The defined term “Irrevocable Transfer Agent Instructions” shall be amended to be, as applicable, the Initial Irrevocable Transfer Agent Instructions or the Additional Irrevocable Transfer Agent Instructions.

(s) The defined term “Transaction Document” as used in the Securities Purchase Agreement is hereby amended to include this Agreement.

(t) The defined term “Holder Pro Rata Amount” in the Notes shall mean, with respect to any given Note, a fraction (i) the numerator of which is the original principal amount of such Note on the date of issuance of such Note and (ii) the denominator of which is the aggregate original principal amount of all Notes issued to the Buyers pursuant to the Securities Purchase Agreement on or prior to the Additional Closing Date.

2. Waivers. Effective as of the Additional Closing Date, the Investors and the Company, as applicable, each hereby grant the Existing Note Waivers and the SPA Waivers.

3. Additional Closing.

(a) Additional Closing. The Additional Closing (the “Additional Closing”) of the purchase of the Additional Notes by the Additional Investors shall occur at the offices of Kelley Drye & Warren LLP, 3 World Trade Center, 175 Greenwich Street, New York, NY 10007. The date and time of the Additional Closing (the “Additional Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Additional Closing set forth in Sections 6 and 7 of the Amended Securities Purchase Agreement are satisfied or waived (or such other date as is mutually agreed to by the Company and each Additional Investor).

(b) Additional Purchase Price. The aggregate purchase price for the Additional Notes to be purchased by each Additional Investor (the “Additional Purchase Price”) shall be the amount set forth opposite such Additional Investor’s name in column (4) on the Schedule of Additional Investors, representing approximately $972.5 for each $1,000 in aggregate principal amount of Additional Notes.

(c) Form of Payment. On the Additional Closing Date, (i) each Additional Investor shall pay its respective Additional Purchase Price (less, in the case of any Additional Investor, the amounts withheld pursuant to Section 7 below to the Company for the Additional Notes to be issued and sold to such Additional Investor at the Additional Closing, by wire transfer of immediately available funds in accordance with the Additional Flow of Funds Letter and (ii) the Company shall deliver to each Additional Investor an Additional Note in the aggregate original principal amount as is set forth opposite such Additional Investor’s name in column (3) of the Schedule of Additional Investors, duly executed on behalf of the Company and registered in the name of such Additional Investor or its designee. The Company will use the gross proceeds from the sale of the Securities (net of the Additional Transaction Fees and $1.75 million of fees of the Placement Agent) to acquire Cash (as defined in the Notes) and Cash Equivalents (as defined in the Notes) held in the Blocked NewEdge Account (as defined in the Security Agreement).

4. Company Bring Down; No Event of Default; Existing Note Conversion Price Adjustment. Except as set forth on Schedule 4 attached hereto, the Company hereby makes the representations and warranties to the Additional Investors as set forth in Article III of the Amended Securities Purchase Agreement with respect to the Additional Securities and the Additional Closing as if such representations and warranties were made as of the date hereof as set forth in their entirety in this Amendment, mutatis mutandis. No Event of Default (as defined in the Existing Notes) exists as of the date hereof and the Additional Closing Date. For the avoidance of doubt, the Company hereby acknowledges and agrees that (a) as of the time of consummation of the Additional Closing, after giving effect to this Agreement, including without limitations, the amendments and waivers herein, the Conversion Price (as defined in the Existing Notes) shall automatically adjust pursuant to Section 7 of the Existing Notes to $3.05 per share (the initial Conversion Price (as defined in the Additional Notes) of the Additional Notes) and (b) as of the time of each Additional Reset Measurement Date (as defined in the Additional Notes), if the Conversion Price (as defined in the Additional Notes) is adjusted pursuant to Section 7(g) of the Additional Notes to a price (each, a “New Reset Price”) less than the Conversion Price (as defined in the Existing Notes) then in effect (whether or not such Additional Notes are then outstanding), pursuant to Section 7 of the Existing Notes the Conversion Price (as defined in the Existing Notes) shall automatically adjust to such applicable New Reset Price.

5. Additional Investor Bring Down. Each Additional Investor, severally, hereby makes the representations and warranties to the Additional Investors as set forth in Article II of the Amended Securities Purchase Agreement with respect to the Additional Securities and the Additional Closing as if such representations and warranties were made as of the date hereof as set forth in their entirety in this Amendment, mutatis mutandis.

6. Ratifications; Confirmation of Security Interests.

(a) Except as otherwise expressly provided herein, the Existing Notes, and each other Transaction Document, are, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

(b) The Company and each other Grantor (as defined in the Security Agreement) confirm and agree that all prior security interests and Liens granted to the Collateral Agent, for the benefit of the Buyers, shall continue unimpaired and in full force and effect and shall continue to cover and secure all Secured Obligations (as defined in the Security Agreement), which, for the avoidance of doubt, include, without limitation, all obligations in respect of the Notes (as defined in the Transaction Documents after giving effect to this Agreement). The Company and each other Grantor (as defined in the Security Agreement) further confirm and represent that all Collateral (as defined in the Security Agreement) remains free and clear of all Liens other than Permitted Liens (as defined in the Notes (as defined in the Transaction Documents after giving effect to this Agreement)). Nothing contained herein is intended to in any way impair, limit or otherwise affect the validity, enforceability, priority, extent or scope of (i) Collateral Agent’s security interest in and Liens upon the Collateral (as defined in the Security Agreement) or (ii) the Secured Obligations (as defined in the Security Agreement) secured by the Collateral (as defined in the Security Agreement).

7. Additional Fees. In addition to the fees set forth in Section 4(g) of the Amended Securities Purchase Agreement, the Company shall promptly reimburse Kelley Drye & Warren LLP (counsel to the Additional Investors) a non-accountable amount of $65,000 and Blank Rome LLP (special collateral counsel to the Additional Investors) a non-accountable amount of $5,000 (collectively, the “Additional Transaction Expenses”), with respect to its legal fees incurred in connection with preparing and delivering this Agreement and the Additional Closing, which amounts shall be withheld by an Additional Investor from its Additional Purchase Price at the Closing, provided, that the Company shall promptly reimburse Kelley Drye & Warren LLP and Blank Rome LLP on demand for all Additional Transaction Expenses not so reimbursed through such withholding at the Additional Closing

8. Effective Time. This Agreement shall be effective (the “Effective Time”) upon the due execution and delivery of this Agreement by the Company and the Investors.

9. Registration Rights. The Company and the Investors hereby agree the Company’s obligations pursuant to the Registration Rights Agreement shall be independent registration obligations (a) with respect to the Initial Securities and the Initial Closing (with registration deadlines based upon the Initial Closing Date with respect thereto, but registration obligations limited to the Initial Securities) and (b) with respect to the Additional Securities and the Additional Closing (with registration deadlines based upon the Additional Closing Date with respect thereto, but registration obligations limited to the Additional Securities)

10. Stockholder Approval.

(a) General. The Company and the Investors hereby agree that the Company’s obligations pursuant to Section 4(bb) of the Securities Purchase Agreement shall only apply to the Initial Notes and Initial Conversion Shares with respect to the Initial Closing.

(b) Stockholder Approval of Additional Securities. The Company shall either (x) if the Company shall have obtained the prior written consent of the requisite stockholders (the “Stockholder Consent”) to obtain the Stockholder Approval (as defined below), inform the stockholders of the Company of the receipt of the Stockholder Consent by preparing and filing with the SEC, as promptly as practicable after the date hereof, but prior to the forty-fifth (45th) calendar day after the Additional Closing Date (or, if such filing is delayed by a court or regulatory agency, in no event later than 90 calendar days after the Additional Closing), an information statement with respect thereto or (y) provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than the ninetieth (90th) calendar day after the Additional Closing Date (the “Stockholder Meeting Deadline”), a proxy statement, in each case, in a form reasonably acceptable to the Buyers and Kelley Drye & Warren LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Kelley Drye & Warren LLP incurred in connection therewith in an amount not exceed $5,000. The proxy statement, if any, shall solicit each of the Company’s stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the approval of the issuance of all of the Additional Securities in compliance with the rules and regulations of the Principal Market (without regard to any limitations on conversion set forth in the Notes) (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held on or prior to the one hundred and eightieth (180th) calendar day after the Additional Closing Date. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter (including the Company’s annual meeting and a special meeting of stockholders, as applicable) until such Stockholder Approval is obtained.

11. Exchange Cap. Notwithstanding anything in Section 3(d)(i) of the Notes to the contrary, until the Stockholder Approval Date (as defined in the Existing Securities Purchase Agreement), no Investor shall be issued in the aggregate, upon conversion of any Notes or otherwise pursuant to the terms of the Notes, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap (as defined in the Notes) as of the Initial Closing Date multiplied by (ii) the quotient of (1) the original principal amount of Notes issued to such Buyer pursuant to the Securities Purchase Agreement on or prior to the Additional Closing Date (as defined in the Amendment and Waiver Agreement) divided by (2) the aggregate original principal amount of all Notes issued to the Buyers pursuant to the Securities Purchase Agreement on or prior to the Additional Closing Date (with respect to each Buyer, the “Exchange Cap Allocation”).

12. Authorized Share Allocation. Notwithstanding anything in the Transaction Documents to the contrary, (i) each Investor shall be allocated a pro rata amount of the Required Reserve Amount (as defined in the Transaction Documents) of Notes based on the original principal amount of the Notes held by each holder on the Additional Closing Date, which shall be such Investor’s “Authorized Share Allocation” for all purposes under the Transaction Documents.

13. Ranking. The Company and each Investor hereby acknowledges and agrees that the Initial Notes and the Additional Notes shall rank pari passu.

14. Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:00 a.m., New York time, on the fourth (4th) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the 1934 Act, and attaching this Agreement and the form of Additional Note (including all attachments, the “8-K Filing”). From and after the Press Release, the Company shall have disclosed all material, non-public information (if any) delivered to any Investor by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Amendments and the Transaction Documents (including, without limitation, attaching the form of this Agreement and the Waiver Documents). In addition, effective upon the filing of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and each Investor or any of its affiliates, on the other hand, shall terminate.

15. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action, or the expiration of any right required or granted herein or in any of the Transaction Documents shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day; provided, that with respect to any Reset Measurement Date (as defined in the Notes), if an applicable scheduled Reset Measurement Date shall not be a Trading Day, then such actual Reset Measurement Date shall be the Trading Day immediately prior to such scheduled Reset Measurement Date.

16. Miscellaneous Provisions. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the Investors and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

ETHZILLA CORPORATION (F/K/A 180 LIFE SCIENCES CORP.)

By:
Name:
Title:

IN WITNESS WHEREOF, the Investors and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

INVESTORS:

Hudson Bay PH XXII LLC

By: Hudson Bay Capital Management LP
not individually, but solely as
Investment Advisor to Hudson Bay PH XXII LLC

By:
Name: Richard Allison
Title: Authorized Person

Hudson Bay Special Opportunities
MASTER FUND (D) LP

By: Hudson Bay Capital Management LP
not individually, but solely as
Investment Advisor to Hudson Bay Special
Opportunities Fund (D) LP

By:
Name: Richard Allison
Title: Authorized Person